  As filed with the Securities and Exchange Commission on March 29, 1999

                                                Registration No. 333-71671
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                     PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                --------------
                               CASE CORPORATION
            (Exact name of registrant as specified in its charter)

               Delaware                             76-0433811
       (State of incorporation)        (I.R.S. Employer Identification No.)

                               700 State Street
                            Racine, Wisconsin 53404
                                (414) 636-6011
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                              Richard S. Brennan
                         General Counsel and Secretary
                               Case Corporation
                   700 State Street, Racine, Wisconsin 53404
                                (414) 636-6011
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
         Elizabeth A. Raymond                  Gerard M. Meistrell
         Mayer, Brown & Platt                Cahill Gordon & Reindel
       190 South LaSalle Street                   80 Pine Street
     Chicago, Illinois 60603-3441            New York, New York 10005
            (312) 782-0600                        (212) 701-3000

                                --------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------
  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject to Completion, Dated March 29, 1999

PROSPECTUS


Case Corporation
700 State Street
Racine, Wisconsin 53404
(414) 636-6011

                                  $400,000,000
                                Debt Securities

                                --------------

  Case will provide specific terms of these debt securities in prospectus supplements. Unless we tell you otherwise in a prospectus supplement, the debt securities will not be listed on any national securities exchange.

  You should read this prospectus and the prospectus supplement carefully before you invest.

                                --------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                --------------


              The date of this prospectus is               , 1999.

  You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. Case has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Case is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information Case has previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Case's business, financial condition, results of operations and prospects may have changed since the dates of those documents.

                             TABLE OF CONTENTS

                                                                            Page
                                                                            ----
      Where You Can Find More Information..................................   2
      Incorporation of Information Case Files With the SEC.................   2
      Forward-Looking Statements...........................................   3
      Case Corporation.....................................................   4
      Use of Proceeds......................................................   5
      Ratio of Earnings to Fixed Charges...................................   5
      Description of Securities............................................   5
      Plan of Distribution.................................................  15
      Legal Matters........................................................  16
      Experts..............................................................  16

                      WHERE YOU CAN FIND MORE INFORMATION

  Case files reports, proxy statements and other information with the SEC. Case's SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Case files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room.

  Case has filed a registration statement on Form S-3 relating to the debt securities with the SEC under the Securities Act of 1933. For further information on Case and the debt securities, you should refer to the registration statement and its exhibits. This prospectus and the related prospectus supplement summarize material provisions of contracts and other documents that Case refers you to. Since the prospectus and the related prospectus supplement may not contain all the information that you may find important, you should review the full text of these documents. Case has included copies of these documents as exhibits to the registration statement or incorporated them by reference into this prospectus.

              INCORPORATION OF INFORMATION CASE FILES WITH THE SEC

  Case is "incorporating by reference" certain information it files with the SEC into this prospectus, which means:

  . incorporated documents are considered part of this prospectus;

  . Case can disclose important information to you by referring you to those documents; and

  . information that Case files with the SEC will automatically update and supersede this prospectus.

  Case incorporates by reference the documents listed below, which Case filed with the SEC under the Securities Exchange Act of 1934:

  . Annual Report on Form 10-K for the year ended December 31, 1998; and

  . Current Report on Form 8-K dated January 26, 1999.

  Case also incorporates by reference each of the following documents that Case will file with the SEC after the date of the initial filing of the registration statement with the SEC and prior to effectiveness of the registration statement or after the date of this prospectus but before the end of the offering of the debt securities:

  . Reports filed under Sections 13(a) and (c) of the 1934 Act;

  . Definitive proxy or information statements filed under Section 14 of the 1934 Act in connection with any subsequent stockholders' meeting; and

  . Any reports filed under Section 15(d) of the 1934 Act.

  You may request a copy of any filings referred to above, at no cost, by writing or telephoning Case at the following address:

    Case Corporation
    Attention: Kevin J. Hallagan, Associate General Counsel and Assistant Secretary
    700 State Street
    Racine, Wisconsin 53404
    Telephone: (414) 636-6011

                           FORWARD-LOOKING STATEMENTS

  Case has made forward-looking statements in this prospectus, the accompanying prospectus supplement and in the documents incorporated by reference in this prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements (other than statements of historical facts) that address activities, events or developments that Case expects or anticipates will or may occur in the future, including such items as business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of Case's business and operations, plans and references to future success. Forward-looking statements also include any other statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions.

  Forward-looking statements are based on certain assumptions and analyses Case has made in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors Case believes are appropriate. Whether actual results and developments will conform with Case's expectations and predictions is subject to a number of risks and uncertainties, including, among others, the following:

  . crop production and commodity prices are strongly affected by weather and can fluctuate significantly;

  . housing starts and other construction activity are sensitive to interest rates and government spending;

  . general economic and capital market conditions;

  . the cyclical nature of Case's business;

  . foreign currency movements;

  . Case's access to credit and Case's customers' access to credit;

  . political uncertainty and civil unrest in various areas of the world;

  . pricing;

  . product initiatives and other actions taken by competitors;

  . disruptions in production capacity;

  . excess inventory levels;

  . the effect of changes in laws and regulations (including government subsidies and international trade regulations);

  . changes in environmental laws; and

  . employee and labor relations.

  All of the forward-looking statements made in this prospectus and the accompanying prospectus supplement are qualified by these cautionary statements, and there can be no assurance that the actual results or developments Case has anticipated will be realized. Even if the results and developments in Case's forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on Case or its business or operations.

  Further information concerning factors that could significantly impact expected results is included in:

  . the following sections of Case's 1998 Annual Report on Form 10-K, as filed with the SEC:

   . Business--Employees;

   . Business--Environmental Matters;

   . Business--Significant International Operations;

   . Business--Seasonality and Production Schedules;

   . Business--Competition;

   . Legal Proceedings; and

   . Management's Discussion and Analysis of Financial Condition and Results of Operations;

  . Case's Current Report on Form 8-K dated January 28, 1999, as filed with the SEC; and

  . documents Case files with the SEC under the 1934 Act that are incorporated by reference in this prospectus.

                             CASE CORPORATION

  Case Corporation is a leading worldwide designer, manufacturer, marketer and distributor of farm equipment and light- to medium-sized construction equipment and offers a broad array of financial products and services.

  Case's industrial operations manufacture, market and distribute a full line of farm equipment and light- to medium-sized construction equipment on a worldwide basis. Case's market position is particularly significant in several product categories, including the following:

  . loader/backhoes;

  . skid steer loaders;

  . large, high-horsepower farm tractors; and

  . self-propelled combines.

To facilitate the sale of its products, Case offers wholesale financing to its dealers. Wholesale financing consists primarily of floorplan financing and allows dealers to maintain a representative inventory of products.

  Case's financial services business is provided through Case Capital Corporation, including its wholly owned subsidiary Case Credit(R) Corporation and their subsidiaries and joint ventures. Case Capital provides and administers financing for the retail purchase or lease of new and used Case and other agricultural and construction equipment. Case Capital offers various types of retail financing to end-use customers to facilitate the sale or lease of Case products in the United States, Canada, Australia, Europe and Uzbekistan. In addition, Case Capital facilitates and finances the sale of insurance products to retail customers. It also provides financing for Case dealers and rental equipment yards, and provides other retail financing programs in North America, including a private-label credit card to purchase parts, service, rentals, implements and attachments from Case dealers. Case Capital's retail financing alternatives are intended to be competitive with financing available from third parties.

  We maintain a web site at http://www.casecorp.com.

                                USE OF PROCEEDS

  Except as otherwise set forth in the prospectus supplement relating to a specific issuance of debt securities, the net proceeds to be received by Case from the sale of the debt securities will be used for general corporate purposes, including repayment of indebtedness, expansion of existing businesses and investments in related business opportunities as they may arise. Pending such use, Case may temporarily invest the net proceeds in short-term instruments.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges for Case is set forth below for the periods indicated.

                             Year Ended December 31
      ----------------------------------------------------------------------------------------------------
      1998             1997                      1996                      1995                      1994
      ----             ----                      ----                      ----                      ----
      1.39x            4.15x                     3.96x                     3.17x                     2.45x

  For the computation of the ratio of earnings to fixed charges, "earnings" has been calculated by adding income (loss) before taxes, cumulative effect of changes in accounting principles and extraordinary items, interest expense, fixed charges of 50% owned, unconsolidated subsidiaries and the portion of rents representative of an interest factor and amortization of capitalized debt expense. Fixed charges consist of interest expense, interest capitalized, fixed charges of 50% owned, unconsolidated subsidiaries, the portion of rents representative of an interest factor and amortization of capitalized debt expense.

                           DESCRIPTION OF SECURITIES

  The debt securities will be issued under an Indenture, dated as of July 31, 1995, between Case and The Bank of New York, as trustee. A copy of the Indenture is incorporated by reference into the registration statement. The following summaries of certain provisions of the Indenture are not complete; they are subject to all the provisions of the Indenture, including definitions of the terms used in the Indenture. Wherever we refer to particular sections or defined terms used in the Indenture, such sections or defined terms are automatically incorporated into this prospectus. Wherever "Case" or "we" is used in this section or in any description of the Indenture, the reference is to Case Corporation and not its subsidiaries.

  The following summarizes the general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities.

  The Indenture does not limit the amount of debt securities that may be issued under it and provides that the debt securities may be issued in one or more series. The debt securities will be unsecured obligations of Case. They will rank equally and ratably with Case's other unsecured obligations.

  Unless we indicate otherwise in the applicable prospectus supplement, the principal, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at the office or agency to be maintained by Case in New York, New York, and at any other office or agency maintained by Case for payment and registration of transfer. We will only issue the debt securities in fully registered form without coupons. Unless we indicate otherwise in the applicable prospectus supplement, we will issue debt securities in denominations of $1,000 or integral multiples of $1,000. We will not impose a service charge for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with registration of transfer or exchange.

  The applicable prospectus supplement will include specific terms relating to the offering. These terms will include some or all of the following:

  . the title and aggregate principal amount of the debt securities;

  . the date or dates on which the debt securities will mature;

  . the fixed or variable interest rate(s), if any, of the debt securities, or the method by which we will determine the interest rate(s);

  . the date or dates from which any interest will accrue;

  . the date or dates we will pay principal and interest;

  . the record dates used in determining who is to be paid interest;

  . any terms for redemption, repayment at your option or for sinking fund payments;

  . the currency or currency unit in which debt securities are payable, if other than U.S. dollars;

  . any provisions for defeasance or covenant defeasance;

  . whether the debt securities will be represented by one or more global securities and, if so, the method of transferring beneficial interests in the global securities;

  . if other than the principal amount of the debt securities, the portion of the principal amount which we will pay upon acceleration of the maturity of the debt securities; and


  . other specific terms associated with the debt securities.

  We may issue debt securities as "original issue discount securities," which are debt securities that we would offer and sell at a substantial discount below their stated principal amount. We will describe the federal income tax consequences and other special considerations that apply to original issue discount securities in the applicable prospectus supplement. Original issue discount securities include any security that provides that we must pay an amount less than the principal amount upon the acceleration of the maturity if an event of default occurs and is continuing.

  The Indenture does not contain covenants or other provisions designed to give you protection if a highly leveraged transaction, change in credit rating or other similar change occurs.

Book-Entry Securities

  Unless we provide otherwise in the applicable prospectus supplement, the debt securities will be represented by one or more certificates. These certificates are called "global securities." We will deposit the global security representing debt securities with a depository. The depository will initially be The Depository Trust Company. The global security will be registered in the name of the depository or its nominee. Unless we provide otherwise in the applicable prospectus supplement, debt securities will not be issued in definitive form. If the aggregate principal amount of any issue exceeds $200 million, one certificate will be issued for each $200 million of principal amount and an additional certificate will be issued for any remaining principal amount of such issue.

  The Depository Trust Company or "DTC" is a limited-purpose trust company organized under the New York Banking Law. It is a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in participants' accounts, which eliminates the need for physical movement of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. These other entities are referred to as "indirect participants." The rules applicable to DTC and its participants are on file with the SEC.

  Purchases of debt securities represented by a global security under DTC's system must be made by or through direct participants. Direct participants will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security will be recorded on the direct and indirect participants' records. Each actual purchaser is referred to as a "beneficial owner." Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction and periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities will be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except if use of the book-entry system for the debt securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global security.

  So long as the depository for the global security, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the debt securities represented by the global security. Except as provided below, owners of beneficial interests in debt securities represented by the global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders of the debt securities under the Indenture.

  To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. cause no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; its records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them. Those arrangements are subject to any applicable statutory or regulatory requirements.

  Neither DTC nor Cede & Co. will consent or vote with respect to debt securities. Under its usual procedures, DTC mails an omnibus proxy to Case as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to direct participants whose accounts the debt securities are credited on the record date. Those direct participants are identified in a listing attached to the omnibus proxy.

  We will make payments of principal, any premium and interest on the global security through the trustee or a paying agent to the depository, as the registered owner of the global security. Neither we, the trustee, nor the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

  DTC has advised us that, upon its receipt of any payment in respect of a global security, it will credit direct participants' accounts on the payable date in accordance with their respective holdings shown on its records unless it has reason to believe that it will not receive payment on the payable date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, the paying agent or Case, subject to any applicable statutory or regulatory requirements. It is our responsibility or the paying agent's responsibility to make payments to DTC. It is the responsibility of DTC to disburse the payments to direct participants, It is the responsibility of direct and indirect participants to disburse the payments to beneficial owners.

  If the depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days, we will issue certificated notes in exchange for the debt securities represented by the global security.

  DTC informs us that its management is aware that some computer applications, systems, and the like for processing data may encounter "Year 2000 problems." DTC informs us that it has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payments of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades, continue to function appropriately. According to DTC, this program includes a complete technical assessment and a complete remediation plan. Additionally, DTC informs us that its plan includes a testing phase, which is expected to be completed within appropriate time frames.

  However, DTC informs us that its ability to perform properly its services is also dependent upon other parties, including issuers and their agents, and third party vendors that license software and hardware and provide information or services, including telecommunications and electrical utility services. DTC has informed us that it is contacting, and will continue to contact, third party vendors that provide services to impress upon them the importance of those services being Year 2000 compliant and determine the extent of their efforts for Year 2000 remediation and testing of their services. In addition, DTC informs us that it is in the process of developing contingency plans it deems appropriate.

  According to DTC, the above information has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

  The information in this section concerning DTC and its book-entry system has been obtained from sources that Case believes to be reliable. However, Case takes no responsibility for the accuracy of that information.

Certain Covenants of Case

  Limitations on Secured Funded Debt. Some of Case's property may be subject to a mortgage or other legal mechanism that gives Case's lenders preferential rights in that property over other lenders (including the investors in the debt securities) or over Case's general creditors if Case fails to pay them back. These preferential rights are called "liens." Case and its Restricted Subsidiaries may not place a lien on any Principal Property to secure Funded Debt unless you and all other holders of the debt securities are granted an equal or higher ranking lien on the same property. "Funded Debt" is indebtedness of Case or a Restricted Subsidiary that matures more than 12 months from the time of computation. Funded Debt includes any guarantees of such indebtedness that are not ordinary course guarantees made to sell receivables, trade acceptances or other paper. Funded Debt also includes capital lease obligations (as defined in the Indenture) and, in the case of Restricted Subsidiaries, preferred stock of the Restricted Subsidiary.

  However, Case and its Restricted Subsidiaries will not be obligated to grant you a lien as described above if:

 . all Funded Debt secured by a lien on any Principal Property, including the newly created Funded Debt secured by a lien on any Principal Property, plus

 . all Attributable Debt relating to sale and leaseback transactions concerning a Principal Property, other than Attributable Debt that may be disregarded as described in "--Restrictions on Sales and Leasebacks" below, would not exceed 15% of Consolidated Net Tangible Assets.

  This restriction on liens does not apply to the types of liens described below, and Case and its Restricted Subsidiaries may disregard, when calculating the amount of Funded Debt that is secured by a lien, any Funded Debt secured by the following types of liens:

    (1) liens on property of any corporation existing at the time the corporation becomes a subsidiary of Case;

    (2) liens on property existing at the time of acquisition of the property or incurred within 180 days of acquisition by Case or any Restricted Subsidiary;

    (3) liens on property that Case or a Restricted Subsidiary acquired after July 31, 1995, if the lien was created before or within 270 days after the acquisition to secure any part of the purchase price of the property;

    (4) liens on property that Case or a Restricted Subsidiary constructed after July 31, 1995, if the lien was created before or within 270 days after the later of:

    . the completion of construction, or

    . the beginning of commercial operation of the property

  to secure any part of the construction price of the property;

    (5) liens in favor of Case or any Restricted Subsidiary;

    (6) liens in favor of a United States federal or state governmental authority to secure payments under any contract or provisions of any statute;

    (7) liens incurred or assumed in connection with issuing revenue bonds that bear interest exempt from federal income taxation under Section 103(b) of the Internal Revenue Code;

    (8) liens securing performance of any contract or undertaking not in connection with borrowing of money, obtaining advances or credit or securing Funded Debt, if made and continuing in the ordinary course of business;

    (9) liens incurred in connection with Case's or a Restricted Subsidiary's engaging in leveraged or single-investor lease transactions, as long as the borrowings secured by the liens are payable solely out of the income and proceeds of the property subject to the lien and are not a general obligation of Case or the Restricted Subsidiary;

    (10) Any of the following types of liens involving Case or a Restricted
  Subsidiary:

    . liens arising under worker's compensation, unemployment compensation or similar laws;

    . good faith deposits in connection with bids, tenders or contracts or to secure a public or statutory obligation;

    . cash deposits to secure surety or appeal bonds and similar pledges or deposits made in the ordinary course of business;

    . mechanics' liens, vendors' liens and other similar liens imposed by law;

    . liens arising out of a judgment against Case or as a Restricted
      Subsidiary that:

     . Case or its Restricted Subsidiary is appealing; and

     . a stay of execution of the judgment is in effect pending the appeal;

    . liens for taxes that are being contested in good faith or that are not subject to penalties for nonpayment; or

    . minor title exceptions or encumbrances on real property that, in the opinion of Case, do not materially detract from the value of the properties or impair their use;

    (11) Liens incurred to finance construction, alteration or repair of any Principal Property and improvements to any Principal Property before or within 270 days after completion of construction, alteration or repair; or

    (12) any extension, renewal, refunding or replacement of the liens described above.

  Restrictions on Sale and Leasebacks. Case and its Restricted Subsidiaries may not enter into sale and leaseback transactions involving a Principal Property, except as described below. A "sale and leaseback transaction" generally is an arrangement where Case or a Restricted Subsidiary leases property for a period in excess of three years from a lessor (other than Case or a Restricted Subsidiary), which property has been or is to be transferred by Case or the Restricted Subsidiary to the lessor.

  However, Case and its Restricted Subsidiaries may enter into a sale and leaseback transaction without being subject to the above restriction if:

  . all Attributable Debt relating to all sale and leaseback transactions concerning any Principal Property, including the newly created Attributable Debt under the sale and leaseback transaction concerning any Principal Property, plus

  . all Funded Debt secured by a lien on any Principal Property, other than Funded Debt secured by liens that may be disregarded when calculating the amount of Funded Debt secured by a lien as described in "--Limitations on Secured Funded Debt" above, would not exceed 15% of Consolidated Net Tangible Assets.

  This covenant does not apply to, and there will be excluded from Attributable Debt in any computation under this covenant or under "--Limitations on Secured Funded Debt" above, Attributable Debt with respect to any sale and leaseback transaction if:

    (1) Case or a Restricted Subsidiary is permitted to create Funded Debt secured by a lien that may be disregarded for purposes of calculating the amount of secured Funded Debt as described in "--Limitations on Secured Funded Debt" above on the Principal Property to be leased, in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction, without granting an equal or higher ranking lien to you and all other holders of the debt securities;

    (2) Case or a Restricted Subsidiary, within 270 days after the transfer has been made, applies an amount in cash equal to the greater of:

    .the net proceeds of the transfer of the Principal Property leased or

    . the fair market value of the Principal Property leased at the time of entering into the arrangement, as determined by Case,

   to the retirement of Funded Debt secured by a lien on any Principal Property, other than such secured Funded Debt owned by Case or any Restricted Subsidiary;

    (3) Case or a Restricted Subsidiary applies the net proceeds of the transfer of the Principal Property leased toward investment in another Principal Property within 270 days before or after the transfer, as long as the proceeds invested in the other Principal Property do not exceed

    . the total cost of Case or any Restricted Subsidiary in the other
      Principal Property minus

    . amounts secured by any purchase money or construction mortgages on the Principal Property that was transferred; or

    (4) the effective date of the arrangement is within 270 days of the acquisition of the Principal Property or completion of construction and commencement of operation of the Principal Property, whichever is later.



  Restrictions on Funded Debt of Certain Restricted Subsidiaries. A Restricted Subsidiary may not be liable for any Funded Debt, except:

  . any Credit Subsidiary may be liable for Funded Debt; and

  . all other Restricted Subsidiaries may be liable for Funded Debt if all Funded Debt of Restricted Subsidiaries, including the newly created Funded Debt of Restricted Subsidiaries, would not exceed 15% of Consolidated Industrial Tangible Assets.

The following types of Funded Debt will be disregarded when calculating the amount of Funded Debt for purposes of this restriction:

  . Funded Debt of any corporation existing at the time it becomes a Restricted Subsidiary; and

  . indebtedness among Case and its subsidiaries and indebtedness between Case's subsidiaries.

This restriction will also not prohibit Restricted Subsidiaries from incurring indebtedness in connection with any extension, renewal, refinancing, replacement or refunding of any of their indebtedness, as long as the principal amount of the indebtedness being extended, renewed, refinanced, replaced or refunded is not increased. However, such indebtedness will be included in computing Funded Debt under this restriction.

  Definitions. Following are the meanings of some of the terms that are important in understanding the above covenants.

  "Attributable Debt" means, for each lease with a remaining term of more than 12 months, the present value of the rental payments to be made during the term of the lease (without considering extensions), discounted, assuming semi-annual compounding, at the rate per year equal to the greater of:

  . the weighted average yield to maturity of all debt securities outstanding under the Indenture (as computed under the Indenture); and

  . the interest rate inherent in the lease, as determined in good faith by Case.

  "Consolidated Industrial Tangible Assets" means, at any date, the total assets appearing on the industrial consolidated balance sheet of Case and its Restricted Subsidiaries (other than Credit Subsidiaries) as at the applicable fiscal quarter end of Case, minus intangible assets (as defined in the Indenture).

  "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the consolidated balance sheet of Case and its Restricted Subsidiaries as at the applicable fiscal quarter end of Case minus:

    (a) all current liabilities (due within one year);

    (b) applicable reserves;

    (c) investments in and advances to subsidiaries that are not Restricted Subsidiaries, and that are consolidated on the consolidated balance sheet of Case and its subsidiaries; and

    (d) intangible assets (as defined in the Indenture) and liabilities relating to intangible assets.

as set forth on the consolidated balance sheet for such quarter.

  "Credit Subsidiary" means Case Credit Corporation and its subsidiaries and any other subsidiary (including any securitization subsidiary (as defined in the Indenture)) whose principal business consists of financing Case's dealers or distributors or the acquisition or disposition of products, by dealers, distributors or retail customers. Credit Subsidiaries will not include Case Wholesale Receivables Inc. and any other securitization subsidiary that is a subsidiary of Case Corporation and not of Case Credit Corporation.

  "Principal Property" means any manufacturing plant or foundry located in the U.S. and owned and operated by Case or any Restricted Subsidiary on or after July 31, 1995, and any manufacturing equipment owned by Case or any Restricted Subsidiary on or after July 31, 1995 located in that manufacturing plant.

  "Restricted Subsidiary" means any subsidiary of Case other than

  (a) a subsidiary

      . formed for the purpose of engaging in securitization transactions
        (as defined in the Indenture);

      . whose indebtedness and other obligations are not guaranteed by Case or any Restricted Subsidiary; and

      . whose indebtedness does not subject Case's or any Restricted
        Subsidiary's property to any lien, except liens:

            . arising out of representations, warranties and covenants made in the ordinary course of a securitization transaction; and

            . arising from credit support relating to securitization
              transactions that is customarily necessary or desirable; and

    (b) any subsidiary designated by Case's board of directors that does not have a material interest in any Principal Property.

Events of Default

  Any one of the following events will be an event of default for the debt securities of any particular series:

    (1) we fail to pay any interest on the debt security within 30 days after its due date;

    (2) we fail to pay principal of or any premium on the debt security on its due date;

    (3) we fail to deposit any sinking fund or other payment on the debt security on its due date;

    (4) we fail to perform or breach any of our other covenants or warranties in the Indenture, unless the covenant or warranty does not apply to your series, for 60 days after we receive a written notice stating we are in breach;

    (5) we become bankrupt or insolvent;

    (6) we default under any other indebtedness and, as a result of the default, a principal amount of indebtedness exceeding $60 million is declared due and payable prior to its maturity date and we do not take sufficient action specified in the Indenture to remedy that default; or

    (7) any other event of default provided with respect to your series of debt securities.

  If any event of default with respect to any outstanding series of the debt securities occurs and is not remedied as provided in the Indenture, either the trustee or the holders of at least 25% of the outstanding principal amount of that series of the debt securities may declare the entire principal amount of that series of debt securities to be due and payable immediately. This is called a declaration of acceleration. At any time after a declaration of acceleration has been made, but before a judgment based on acceleration has been obtained, the holders of a majority of the aggregate principal amount of that series of outstanding debt securities may, under certain circumstances, rescind the acceleration.

  You should review the applicable prospectus supplement relating to any series of debt securities that are original issue discount securities for particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of those securities if an event of default occurs.

  The Indenture provides that, subject to the duty of the trustee during default to act with the required standard of care if an event of default occurs, the trustee is not required to exercise any of its rights or powers under the Indenture at the request of any of the holders of the debt securities, unless the holders have offered to the trustee reasonable protection from losses and expenses, which is called "indemnity." If indemnity is given, the holders of a majority of the principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any legal action for any remedy available to the trustee, or exercising any of the trustee's powers with respect to that series of debt securities.

  You will not have the right to take legal action under the Indenture, unless

  . you give the trustee written notice of an event of default that is not remedied on time,

  . the holders of at least 25% of the principal amount of that series of outstanding debt securities have requested in writing, and offered reasonable indemnity, to the trustee to take legal action, and

  . the trustee has not received from the holders of a majority of the principal amount of that series of the outstanding debt securities a direction not to take legal action or otherwise has failed to take legal action within 60 days.

However, these limitations do not apply to a suit instituted by a holder of a debt security to enforce payment of the principal of and any premium or interest on the holder's debt security on or after the due dates expressed in the debt security.

  We are required to furnish to the trustee annually a statement as to our performance of certain of our obligations under the Indenture and as to any default in our performance.

Modification and Waiver

  We may modify and amend the Indenture only if the Trustee and the holders of at least the majority of the principal amount of each series of the outstanding debt securities issued under the Indenture and affected by the modification or amendment consent to the amendment. We may not make the following amendments without the consent of the holders of all affected debt securities:

    (1) any change to the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

    (2) any reduction to the principal amount of, any premium, or unless we indicate otherwise in the applicable prospectus supplement, interest on any debt security including, in the case of an original issue discount security, the amount payable upon acceleration;

    (3) any change in the place or currency of payment of principal of, any premium, or interest on any debt security;

    (4) any changes that impair your right to take legal action for enforcement of any payment on any debt security on or after its stated maturity or, in the case of redemption, on or after the redemption date; or

    (5) any reduction in the percentage of the principal amount of any series of outstanding debt securities that must consent to modify or amend the Indenture, to waive compliance with its provisions or to waive events of default.

  The holders of at least a majority of the principal amount of any series of outstanding debt securities may, on behalf of all holders of that series, waive our compliance with some of the restrictive provisions of the

Indenture. The holders of at least a majority of the principal amount of any series of outstanding debt securities may, on behalf of all holders of that series, waive any past default under the Indenture, except a default in the payment of principal, premium or interest and a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of the affected series of outstanding debt securities.

Consolidation, Merger and Sale of Assets

  We may not consolidate with or merge into any other person or, transfer substantially all of our assets to any person. We also may not permit any person to merge into or consolidate with us or transfer substantially all of its asset to us.

  The above restrictions do not apply to:

    (1) any successor to us or purchaser of substantially all of our assets that is organized under the laws of the United States of America, any state or the District of Columbia, and assumes our obligations relating to the debt securities;

    (2) immediately after the transaction, no event of default, has occurred or would occur; and

    (3) if our properties or assets become subject to a lien that is not permitted by the Indenture, we or our successor grant you a lien on that property that is equal or superior to the lien resulting from the transaction.

Defeasance and Covenant Defeasance

  The Indenture provides that, if the terms of any debt security permit, at our option, we:

    (1) will be discharged from our obligations under the debt securities except for our obligations to register the transfer of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust; or

    (2) are not required to comply with certain restrictive covenants in the Indenture, including those described under "--Certain Covenants of Case,"and the event described in clause (4) under "--Events of Default" will no longer be an event of default, if we deposit with the trustee to hold in trust a sufficient amount of money or U.S. government obligations to make all required payments on the debt securities of such series when the payments are due. The due dates may include one or more redemption dates designated by us. All payments must be made in accordance with the terms of such series of debt securities. We may establish a trust arrangement of this type only if, among other things:

    (a) no event of default has occurred or would occur on the date of the deposit or on any later date specified in the Indenture if we become bankrupt or insolvent;

    (b) the deposit will not cause the trustee to have any conflict of interest with any of our other debt securities;

    (c) the defeasance will not violate or be a default under the Indenture or any of our agreements; and

    (d) we have delivered an opinion of counsel that states that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the deposit or defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred. The opinion of counsel, in the case of full defeasance described in clause (1) above, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise be based on a change in federal income tax laws after the date of the Indenture.

If we do not comply with our remaining obligations under the Indenture after a covenant defeasance and the series of debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on that series of debt securities at the time of the acceleration. However, we will remain liable for such payments.

Concerning the Trustee

  The Bank of New York is the trustee under the Indenture. The Bank of New York is also trustee under certain indentures of Case Credit Corporation, a subsidiary of Case. The Bank of New York performs services for Case and its affiliates in the ordinary course of business and is a lender bank under certain credit facilities of Case and its affiliates. Case has issued under the Indenture $300,000,000 aggregate principal amount of its 7 1/4% Notes due August 1, 2005, $300,000,000 aggregate principal amount of its 7 1/4% Notes due 2016, and $300,000,000 aggregate principal amount of its 6 1/4% Notes due December 1, 2003.

                              PLAN OF DISTRIBUTION

  We may sell the debt securities being offered by this prospectus through agents, through underwriters and through dealers. Securities may be sold to other purchasers directly or through agents or through a combination of any such methods of sale.

  The debt securities may be distributed in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  Offers to purchase debt securities may be solicited by our agents. Any agent, who may be deemed an underwriter, as that term is defined in the 1933 Act, involved in the offer or sale of the debt securities will be named, and any commissions payable by us to that agent will be described, in the applicable prospectus supplement for such debt securities. We may indemnify our agents against certain liabilities, including liabilities under the 1933 Act. In addition, our agents or their affiliates may be customers of, extend credit to, engage in transactions with, or perform services for, us and/or our affiliates in the ordinary course of business. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

  If any underwriters are utilized in the sale, we will enter into an underwriting agreement with these underwriters at the time of sale to them. The names of the underwriters and the terms of the transaction will be described in the applicable prospectus supplement that the underwriters will use to resell the debt securities in respect of which this prospectus is delivered to the public. We may indemnify underwriters against certain liabilities, including liabilities under the 1933 Act. In addition, our underwriters or their affiliates may be customers of, extend credit to, engage in transactions with, or perform services for, us and/or our affiliates in the ordinary course of business.

  If dealers are utilized in the sale of the debt securities, we will sell the debt securities to the dealers as principal. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. We may indemnify dealers against certain liabilities, including liabilities under the 1933 Act. In addition, our dealers or their affiliates may be customers of, extend credit to, engage in transactions with, or perform services for, us and/or our affiliates in the ordinary course of business.

  Unless otherwise indicated in the applicable prospectus supplement, the debt securities are not proposed to be listed on a securities exchange, and any underwriters or dealers will not be obligated to make a market in debt securities. We cannot predict the activity or liquidity of any trading in the debt securities.

  If so indicated in an applicable prospectus supplement, we will authorize underwriters or agents to solicit offers by specified institutions to purchase offered debt securities from us pursuant to delayed delivery contracts. Delayed delivery contracts provide for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of offered debt securities sold under delayed delivery contracts will be not less nor more than, the amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except:

  . the purchase by an institution of the offered debt securities covered by its delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States, and

  . if the offered debt securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the offered debt securities less the principal amount covered by delayed delivery contracts.

Agents and underwriters will have no responsibility for the delivery or performance of delayed delivery contracts.

                                 LEGAL MATTERS

  Unless otherwise indicated in a prospectus supplement, certain legal matters in connection with the debt securities offered by this prospectus will be passed upon for Case by Richard S. Brennan, General Counsel and Secretary of Case, and by Mayer, Brown & Platt, Chicago, Illinois. In addition to his position at Case, Mr. Brennan is also a partner at Mayer, Brown & Platt. Mr. Brennan has advised Case that at March 26, 1999, he beneficially owned 34,000 shares of common stock of Case and had options to purchase 10,000 shares of common stock of Case. Unless otherwise indicated in a prospectus supplement, certain legal matters in connection with the debt securities offered by this prospectus will be passed upon for the underwriters, dealers and agents, if any, by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    EXPERTS

  Unless otherwise indicated in a prospectus supplement, Arthur Andersen LLP, independent public accountants, have audited the audited financial statements and schedules included or incorporated by reference in this prospectus, any prospectus supplement and elsewhere in the registration statement, as indicated in their audit reports, and the audited financial statements and schedules are included or incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving audit reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The table below sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the SEC registration fee.

      SEC registration fee............................................ $111,200
      Blue sky fees and expenses......................................   10,000
      Printing and engraving costs....................................  200,000
      Legal fees and expenses.........................................  100,000
      Accounting fees and expenses....................................   15,000
      Rating Agencies' fees...........................................   75,000
      Trustee fees and expenses.......................................   10,000
      Miscellaneous...................................................   18,800
                                                                       --------
          Total....................................................... $540,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

  Article V of the By-Laws of Case Corporation include the following provisions:

    Section 1. Right to Indemnification: The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent (an "indemnitee"), against all expense, liability and loss (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Subject to Section 3 of this Article V, the Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board.

    Section 2. Prepayment of Expenses: The right to indemnification conferred hereunder and all related rights shall be contract rights and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation promptly after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified hereunder or otherwise.

    Section 3. Claims: To obtain indemnification under this Article V, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as defined below), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (a) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as defined below), or
  (b) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (c) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. If the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "Change-in-Control" as defined in the Severance Agreements (as defined on page 11 of the definitive proxy statement of the Corporation dated April 17, 1998), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made promptly after such determination.

    If a claim hereunder is not paid in full by the Corporation promptly after a written claim pursuant hereto has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

    Neither the failure of the Corporation (including its Board, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    If a determination shall have been made pursuant to these By-Laws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to the preceding paragraph. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant hereto that the indemnification procedures and presumptions of this Article V are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions thereof.

    Section 4. Nonexclusivity of Rights: The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred herein shall not be exclusive of any other right which any person may have or hereafter acquire under applicable law, the

  Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article V shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

    Section 5. Other Indemnification: The Corporation's obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person has collected as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

    Section 6. Amendment or Repeal: Any repeal or modification of the provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

    Section 7. Insurance: The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 8 of this Article V, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

  Reference is made to the Underwriting Agreement filed as Exhibit 1(a) hereto and any relevant Distribution Agreement filed as an exhibit to a current report on Form 8-K of Case for a description of the indemnification arrangements in connection with any underwritten offering of securities registered hereby.

  Case has purchased insurance which purports to insure the officers and directors of Case, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their function as such officers and directors except for liabilities resulting from their own malfeasance.

Item 16. Exhibits.

  A list of exhibits filed herewith is contained in the index to exhibits which is incorporated herein by reference.

Item 17. Undertakings.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on March 29, 1999.

                                          Case Corporation

                                            /s/ Richard S. Brennan

                                          By _____________________________

                                            Richard S. Brennan

                                            General Counsel and Secretary

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the indicated capacities on the indicated date.

             Signature                           Title                    Date
             ---------                           -----                    ----
         Jean-Pierre Rosso           Chairman and Chief Executive
                                      Officer and Director
                                      (Principal Executive
                                      Officer)
         Theodore R. French          President, Financial
                                      Services, and Chief
                                      Financial Officer
                                      (Principal Financial and
                                      Accounting Officer)
           Pei-yuan Chia,            Directors
       Ronald E. Goldsberry,
         Jeffery T. Grade,
         Thomas R. Hodgson,
        Katherine M. Hudson,
         Gerald Rosenfeld,
        Theodore R. Tetzlaff

    /s/ Richard S. Brennan

By: ______________________                                       March 29, 1999
     Attorney-in-fact

                               INDEX TO EXHIBITS

 Exhibit
 Number                                Description
 -------                               -----------
 1(a)    Form of Underwriting Agreement (1)
 1(b)    Form of Distribution Agreement (2)
 4       Indenture, dated as of July 31, 1995, between Case Corporation and The
         Bank of New York (including form of security) (3)
 5       Opinion of Mayer, Brown & Platt (filed herewith)
 12      Computation of Ratio of Earnings to Fixed Charges (filed herewith)
 23(a)   Consent of Arthur Andersen LLP, Independent Public Accountants for
         Case Corporation (Milwaukee, Wisconsin) (filed herewith)
 23(b)   Consent of Mayer, Brown & Platt (contained in Exhibit 5)
 24      Powers of attorney (1)
 25      Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank
         of New York (1)

--------

(1) Filed with the registration statement on February 3, 1999.

(2) To be filed as an exhibit to a current report on Form 8-K pursuant to Item 601 of Regulation S-K.

(3) Filed as Exhibit 4(c) to Case's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference.